EXHIBIT 99.1

NetSpend Holdings, Inc. Reports Fourth Quarter Financial Results

GAAP Net Income Up 81 Percent

Active Direct Deposit Cards Up 20 Percent

AUSTIN, Texas, Feb. 16, 2012 (GLOBE NEWSWIRE) -- NetSpend Holdings, Inc. (Nasdaq:NTSP), a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services, today announced financial results for the fourth quarter and year ended December 31, 2011.

Q4 2011 Highlights:

  Revenues up 9% to $76.8 million in Q4 2011 as compared to $70.2 million in Q4 2010
  Number of active cards with direct deposit up 20% to 865,000 as of December 31, 2011 as compared to 719,000 as of December 31, 2010
  Percentage of active cards1 with direct deposit was 41% as of December 31, 2011 as compared to 34% as of December 31, 2010
  GAAP net income up 81% to $9.6 million in Q4 2011 as compared to $5.3 million in Q4 2010
  Fully Diluted Earnings Per Share up 83% in Q4 2011 to $0.11 as compared to $0.06 in Q4 2010
  Adjusted EBITDA2 up 48% in Q4 2011 to $23.2 million as compared to $15.7 million in Q4 2010
  Adjusted Diluted Net Income Per Share2 up 63% in Q4 2011 to $0.13 as compared to $0.08 in Q4 2010
  Gross Dollar Volume (GDV) of $2.8 billion during Q4 2011 as compared to $2.5 billion during Q4 2010

Our Annual Report on Form 10-K for the year ended December 31, 2011 will contain a further description of our key business metrics.

"We delivered another solid quarter, and we set the stage for continued growth in 2012 and beyond with new business development wins," said Dan Henry, chief executive officer of NetSpend. "Throughout the year, we focused on growing and diversifying our business. Our number of active cards with direct deposit continues to increase every quarter, which provides stability to our business. We also signed key agreements with PayPal, BET, 7-Eleven, Blackhawk and InComm throughout the year to diversify and expand our distribution channels."

Fiscal Fourth Quarter 2011 Results

Revenues were $76.8 million for the quarter ended December 31, 2011, an increase of approximately 9% over the $70.2 million of revenues recorded in the same quarter of 2010. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend's direct deposit customer base. This increase was offset in part by a decline in gift card related revenue because NetSpend ceased marketing gift cards in August 2010. Gift card revenue declined approximately $0.8 million to less than $0.1 million in the fourth quarter of 2011. Interchange revenue represented approximately 22% of total revenue during the three months ended December 31, 2011.

Net income was $9.6 million for the quarter ended December 31, 2011, an increase of 81% over the net income of $5.3 million recorded in the quarter ended December 31, 2010. NetSpend's net income for the quarter ended December 31, 2011 includes an aggregate of $11.2 million of net interest expense, income tax expense, depreciation and amortization and other losses. Net income for the quarter ended December 31, 2011 also includes approximately $2.4 million in stock-based compensation expense. For the quarter ended December 31, 2010, the comparable amount of net interest expense, income tax expense and depreciation and amortization was $7.6 million. Net income for the quarter ended December 31, 2010 also includes approximately $2.9 million in stock-based compensation expense.

2012 Outlook

NetSpend reported that it expects full year 2012 revenue to be between $338 and $347 million, its adjusted EBITDA to fall between $90 and $94 million and it adjusted net income per fully diluted share to be between $0.51 and $0.55. This 2012 guidance assumes investments in the launch and rollout of signed partners which will reduce normalized operating margins by approximately 250 basis points.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $10 and $11 million;
  Cash outlays for capital expenditures for the full year of between approximately $10 and $12 million;
  An effective cost of debt capital of approximately 3.5%; and
  Fully diluted shares outstanding for the full year of approximately 88 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its fourth quarter 2011 results today, February 16, 2012, at 5:00 p.m. EST. The conference call can be accessed live over the phone by dialing (877) 853-5634 or (707) 287-9375 for international callers. A replay will be available until February 23, 2012 at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 48120358. The call will be webcast live from NetSpend's website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend's consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend's business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. Reliance on any forward-looking statement involves risks and uncertainties and although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect. These factors include but are not limited to:

  NetSpend's dependence on a limited number of distributors of its products;

  increasing competition in the prepaid card industry;

  exposure to cardholder fraud and other losses;

  NetSpend's reliance on its relationships with its issuing banks;

  regulatory, legislative and judicial developments;

  changes in card association or network organization rules;

  NetSpend's ability to protect against unauthorized disclosure of cardholder data;

  NetSpend's ability to promote its brand;

  NetSpend's reliance on third party service providers;

  NetSpend's ability to protect its intellectual property rights and defend itself against claims of patent infringement.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend's filings with the Securities Exchange Commission ("SEC"), which are available on NetSpend's website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 16, 2012, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend is a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services to the estimated 60 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

Follow NetSpend on Twitter: http://twitter.com/netspend or Facebook: http://www.facebook.com/netspend

The NetSpend Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8154

1 The number of active cards as of December 31, 2011 and 2010 was 2.1 million.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption "Non-GAAP Financial Information."

NetSpend Holdings, Inc.
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010 (1)	2011	2010 (1)
	(in thousands, except per share data)

Operating Revenues	$ 76,762	$ 70,212	$ 306,255	$ 275,387

Operating Expenses
Direct operating costs	36,094	35,402	146,199	130,783
Salaries, benefits and other personnel costs	12,157	14,300	52,736	54,032
Advertising, marketing and promotion costs	3,237	3,300	14,230	14,038
Other general and administrative costs	4,512	4,369	20,135	18,234
Depreciation and amortization	3,797	3,427	15,031	12,725
Other losses	191	--	515	4,300
Total operating expenses	59,988	60,798	248,846	234,112

Operating income	16,774	9,414	57,409	41,275

Other Income (Expense)
Interest income	30	19	108	85
Interest expense	(963)	(543)	(2,457)	(3,526)
Loss on extinguishment of debt	--	--	--	(734)
Total other expense	(933)	(524)	(2,349)	(4,175)

Income before income taxes	15,841	8,890	55,060	37,100

Provision for income taxes	6,264	3,602	21,814	14,368

Net income	$ 9,577	$ 5,288	$ 33,246	$ 22,732

Net income per share of common stock:
Basic (2)	$ 0.11	$ 0.06	$ 0.37	$ 0.26
Diluted	$ 0.11	$ 0.06	$ 0.36	$ 0.26

Shares used in the computation of earnings per common share:
Basic	78,489	87,443	84,504	85,394
Diluted	88,560	93,353	91,284	88,991

(1) - Revised to reflect an immaterial correction of an approximate $1.0 million error on the previously issued financial statements for the three and twelve months ended December 31, 2010 related to the accounting for excess tax benefits associated with the exercise of certain incentive stock options in conjunction with our initial public offering. Our Annual Report on Form 10-K for the year ended December 31, 2011 will contain a further reconciliation of the revised amounts.

(2) - Net income used in the calculation of basic earnings per share is adjusted for amounts unavailable to common stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2011 will contain a further reconciliation of this number for the twelve months ended December 31, 2011 and 2010.

NetSpend Holdings, Inc.
Consolidated Balance Sheets
As of December 31, 2011 and 2010

	2011	2010
	(Unaudited)
	(in thousands of dollars)

Assets
Current assets
Cash and cash equivalents	$ 72,076	$ 67,501
Accounts receivable, net of allowance for doubtful accounts of $581 as of December 31, 2011 and $147 as of December 31, 2010	7,552	5,441
Prepaid card supply	2,000	1,605
Prepaid expenses	3,326	2,380
Other current assets	2,179	1,007
Deferred tax assets	4,138	3,916
Total current assets	91,271	81,850

Property and equipment, net	20,631	21,007
Goodwill	128,567	128,567
Intangible assets	22,227	25,739
Long-term investment	2,497	2,067
Other assets	7,549	4,673
Total assets	$ 272,742	$ 263,903

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$ 3,183	$ 2,850
Accrued expenses	20,937	25,067
Income tax payable	1,733	332
Cardholders' reserve	3,892	4,789
Deferred revenue	1,585	1,333
Long-term debt, current portion	--	1,354
Total current liabilities	31,330	35,725

Long-term debt, net of current portion	58,500	58,500
Deferred tax liabilities	7,431	9,855
Other non-current liabilities	4,628	3,007
Total liabilities	101,889	107,087

Total stockholders' equity	170,853	156,816

Total liabilities & stockholders' equity	$ 272,742	$ 263,903

NetSpend Holdings, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2011 and 2010
(Unaudited)

	2011	2010 (1)
	(in thousands of dollars)

Cash flows from operating activities
Net income	$ 33,246	$ 22,732
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	15,031	12,725
Amortization of debt issuance costs	326	424
Loss on extinguishment of debt	--	734
Stock-based compensation	11,242	7,268
Tax benefit associated with stock options	(1,541)	(2,536)
Provision for cardholder losses	14,441	10,254
Deferred income taxes	(2,646)	(1,505)
Change in cash surrender value of life insurance policies	8	--
Changes in operating assets and liabilities
Accounts receivable	(2,111)	(928)
Prepaid card supply	(395)	178
Prepaid expenses	(946)	(23)
Other current assets	(1,172)	838
Other long-term assets	(2,316)	(972)
Accounts payable and accrued expenses	(3,797)	2,942
Income tax payable	2,942	5,243
Cardholders' reserve	(15,338)	(7,085)
Other liabilities	1,873	1,812
Net cash provided by operating activities	48,847	52,101

Cash flows from investing activities
Purchases of property and equipment	(9,182)	(6,045)
Purchase of intangible assets	(12)	(4)
Long-term investment	--	(3,210)
Premiums paid on cash surrender value life insurance policies	(894)	--
Net cash used in investing activities	(10,088)	(9,259)

Cash flows from financing activities
Dividend equivalents paid	(353)	(176)
Proceeds from the exercise of stock options and warrants	1,405	934
Tax benefit associated with stock options	1,541	2,536
Net cash proceeds (disbursements) from initial public offering	(95)	20,981
Proceeds from issuance of long-term debt	--	58,500
Issuance costs of long-term debt	--	(1,462)
Principal payments on debt	(3,303)	(72,138)
Treasury stock purchase	(32,718)	(5,670)
Tax withholding on restricted stock	(661)	--
Net cash used in financing activities	(34,184)	3,505

Net change in cash and cash equivalents	4,575	46,347

Cash and cash equivalents at beginning of period	67,501	21,154
Cash and cash equivalents at end of period	$ 72,076	$ 67,501

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 2,591	$ 2,764
Cash paid for income taxes	21,432	10,682

Non-cash investing activities:
Capital lease entered into for the license of software	$ 1,949	--

(1) - Revised to reflect an immaterial correction of an approximate $1.0 million error on the previously issued financial statements for the three and twelve months ended December 31, 2010 related to the accounting for excess tax benefits associated with the exercise of certain incentive stock options in conjunction with our initial public offering. Our Annual Report on Form 10-K for the year ended December 31, 2011 will contain a further reconciliation of the revised amounts.

NetSpend Holdings, Inc.
Reconciliation of Adjusted EBITDA to Net Income
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010 (4)	2011	2010 (4)
	(in thousands of dollars)
Net income	$ 9,577	$ 5,288	$ 33,246	$ 22,732

Interest income	(30)	(19)	(108)	(85)
Interest expense	963	543	2,457	3,526
Income tax expense	6,264	3,602	21,814	14,368
Depreciation and amortization	3,797	3,427	15,031	12,725
EBITDA	20,571	12,841	72,440	53,266

Stock-based compensation expense	2,410	2,854	11,242	7,268
Other losses	191	--	515	4,300
Loss on extinguishment of debt	--	--	--	734
Adjusted EBITDA (1)(3)	$ 23,172	$ 15,695	$ 84,197	$ 65,568

NetSpend Holdings, Inc.
Reconciliation of Adjusted Net Income to Net Income
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010 (4)	2011	2010 (4)
	(in thousands of dollars, except percentages and per share data)
Net income	$ 9,577	$ 5,288	$ 33,246	$ 22,732

Stock-based compensation expense	2,410	2,854	11,242	7,268
Amortization of intangibles	881	881	3,524	3,245
Other losses	191	--	515	4,300
Loss on extinguishment of debt	--	--	--	734
Total pre-tax adjustments	3,482	3,735	15,281	15,547

Tax rate	39.5%	40.5%	39.6%	38.7%
Tax adjustment	1,375	1,513	6,051	6,017

Adjusted net income (2)(3)	$ 11,684	$ 7,510	$ 42,476	$ 32,262

Adjusted net income per share of common stock
Basic	$ 0.15	$ 0.09	$ 0.50	$ 0.38
Diluted	$ 0.13	$ 0.08	$ 0.47	$ 0.36

(1)  We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;

  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results; and

  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Other losses of $0.2 million during the three months ended December 31, 2011 and $0.5 million during the twelve months ended December 31, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities. Other losses of $4.3 million in the twelve months ended December 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

The loss on extinguishment of debt during the twelve months ended December 31, 2010 relates to a $0.7 million write-off of the remaining capitalized debt issuance costs associated with our prior credit facility.

(2)  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

  Adjusted EBITDA does not reflect the significant interest expense or the payments necessary to service interest payments on our debt;

  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;

  Adjusted Net Income per share on a diluted basis functions as a threshold target for our company-wide employee bonus compensation; and

  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Other losses of $0.2 million during the three months ended December 31, 2011 and $0.5 million during the twelve months ended December 31, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities. Other losses of $4.3 million in the twelve months ended December 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million loss related to a contractual dispute with an issuing bank.

The loss on extinguishment of debt during the twelve months ended December 31, 2010 relates to a $0.7 million write-off of the remaining capitalized debt issuance costs associated with our prior credit facility.

(3)  By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

(4)  Revised to reflect an immaterial correction of an approximate $1.0 million error on the previously issued financial statements for the three and twelve months ended December 31, 2010 related to the accounting for excess tax benefits associated with the exercise of certain incentive stock options in conjunction with our initial public offering. Our Annual Report on Form 10-K for the year ended December 31, 2011 will contain a further reconciliation of the revised amounts.

CONTACT: Investor Contact:
         George Gresham
         Chief Financial Officer
         (866) 979-1996
         investor@netspend.com

         Media Contact:
         Suzanne Dawson
         Linden Alschuler & Kaplan
         (212) 329-1420 (office)
         (908) 242-7162 (cell)
         Sdawson@lakpr.com